UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2005

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THE HAIN CELESTIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

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Delaware	0-22818	22-3240619
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

58 South Service Road, Melville, NY 11747
(Address of principal executive offices)

Registrant’s telephone number, including area code: (631) 730-2200

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Acquisition or Disposition of Assets.

On December 16, 2005, The Hain Celestial Group, Inc., a Delaware corporation (“Hain”), acquired the stock of Spectrum Organic Products, Inc., a California corporation (“Spectrum”), through a merger (the “Merger”) of Spectrum with and into Spectrum Organic Products, LLC, a California limited liability company and a newly formed wholly owned subsidiary of Hain, under the terms of the previously-announced Agreement and Plan of Merger, dated August 23, 2005, between Hain and Spectrum.

Consideration paid by Hain was approximately $0.3485 in cash and 0.017929 shares of Hain common stock, in each case per share of Spectrum common stock. Hain also assumed Spectrum’s liabilities.

Hain funded the cash portion of the Merger consideration through borrowings under its existing credit facility and cash on hand.

Hain’s press release regarding consummation of the Merger is attached as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

(99.1) Press release of Hain dated December 19, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 19, 2005

THE HAIN CELESTIAL GROUP, INC.
(Registrant)

By: /s/ Ira J. Lamel
Name: Ira J. Lamel
Title: Executive Vice President and
Chief Financial Officer